UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 7, 2017

Penske Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		248-648-2500

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2017, we acquired an additional 5.5% ownership interest in Penske Truck Leasing Co., L.P. (“PTL”), a leading provider of transportation services and supply chain management, from subsidiaries of GE Capital Global Holdings, LLC (collectively, “GE Capital”) for approximately $239 million in cash, subject to adjustment based on the earnings of PTL from July 1, 2017 through September 6, 2017. PTL is capable of meeting customers’ needs across the supply chain with a broad product offering that includes full-service truck leasing, truck rental and contract maintenance, along with logistics services such as dedicated contract carriage, distribution center management, transportation management and lead logistics provider. At the same time, affiliates of Mitsui & Co., Ltd. (“Mitsui”), our second largest shareholder, acquired an additional 10% ownership interest in PTL at the same valuation. After the transaction, PTL is owned 41.1% by Penske Corporation, 28.9% by us and 30% by Mitsui. GE Capital no longer owns any ownership interests in PTL. We account for our investment in PTL under the equity method, and we therefore record our share of PTL’s earnings on our statements of income under the caption “Equity in earnings of affiliates,” which also includes the results of our other equity investments. We funded the purchase using borrowings under our U.S. credit agreement with Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation.

In connection with this transaction, the PTL partners agreed to amend and restate the existing partnership agreement among the partners which, among other things, provides us with specified partner distribution and governance rights and restricts our ability to transfer our interest.  We and Mitsui were granted additional governance rights as part of the transaction. In addition, the partnership now has a six member advisory committee (previously seven member) and we continue to be entitled to one of the six representatives.  We continue to have the right to pro rata quarterly distributions equal to 50% of PTL’s consolidated net income and we expect to realize significant cash tax savings.

We continue to be able to transfer our directly owned interests with the unanimous consent of the other partners, or if we provide the remaining partners with a right of first offer to acquire our interests, except that we may transfer up to 9.02% of our interest to Penske Corporation without complying with the right of first offer to the remaining partner.  We and Penske Corporation have previously agreed that (1) in the event of any transfer by Penske Corporation of their partnership interests to a third party, we will be entitled to “tag-along” by transferring a pro rata amount of our partnership interests on similar terms and conditions, and (2) Penske Corporation is entitled to a right of first refusal in the event of any transfer of our partnership interests, subject to the terms of the partnership agreement.  Additionally, PTL has agreed to indemnify the general partner for any actions in connection with managing PTL, except those taken in bad faith or in violation of the partnership agreement.

The partnership agreement continues to allow Penske Corporation, beginning December 31, 2017, to give notice to require PTL to begin to effect an initial public offering of equity securities, subject to certain limitations, as soon as practicable after the first anniversary of the initial notice, and, beginning in 2025, we and Mitsui continue to have a similar right to require PTL to begin an initial public offering of equity securities, subject to certain limitations, as soon as reasonably practicable.  The term of the partnership agreement was amended as part of the transaction to be indefinite.

A portion of our existing PTL ownership interests are held through a limited liability company, LJVP Holdings LLC (“Holdings”). Historically, affiliates of GE Capital (“GEC”) provided PTL with a majority of its financing, though PTL has refinanced all of its GEC indebtedness. As part of that refinancing in 2012, we and the other PTL partners created Holdings which, together with GEC, co-issued $700.0 million of 3.8% senior unsecured notes due 2019 (the “Holdings Bonds”). GEC agreed to be a co-obligor of the Holdings Bonds in order to achieve lower interest rates on the Holdings Bonds. As part of Mitsui’s purchase of its 20.0% ownership interest in PTL in March 2015, the ownership interest of GEC in Holdings was redeemed, Holdings was relieved of its obligations under the indenture for the Holdings Bonds, and Holdings became obligated to pay to GEC 50.1% of all interest and principal due under, and 100% of the expenses related to, the original Holdings Bonds to the extent Holdings has cash in excess of a certain level of permitted working capital, subject to certain limitations. Additional capital contributions from the members may be required to the extent Holdings is unable to pay those amounts. We have agreed to indemnify GEC for 9.0% of any principal or interest that GEC was required to pay on the original bonds and pay GEC an annual fee of approximately $0.95 million for acting as obligor under an agreement which was amended in an administrative fashion and is attached as Exhibit 10.4. The maximum amount of our contingent obligations to GEC under this agreement is 9.0% of the original principal repayment due in 2019 ($63.1 million) and 9.0% of interest payments required under the original Holdings Bonds, plus fees and default interest, if any.

The limited liability company agreement of Holdings also was amended as part of the transaction and is attached as Exhibit 10.5. We continue to have governance rights in Holdings typical of a minority investor and, in light of our indemnification requirements related to the Holdings Bonds noted above, we have the right to approve certain additional debt obligations before incurrence by Holdings. The agreement contains restrictions on our ability to transfer our interests similar to those in the PTL partnership agreement discussed above.

The descriptions of the transaction agreements above are not complete and are qualified in their entirety by the actual terms of those agreements, copies of which are filed as Exhibits 10.1, 10.2,  10.3, 10.4 and 10.5 to this Report on Form 8-K, and are incorporated by reference herein.  The purchase transaction was approved by an independent committee of our Board of Directors, who was advised by McGuireWoods LLP, as its legal advisor and Houlihan Lokey Capital, Inc., as its financial advisor.  We purchase motor vehicles from Daimler AG and Toyota Motor Corporation, affiliates of the respective lenders under the U.S. credit agreement, for sale at certain of our dealerships.  The lenders also provide certain of our dealerships with “floor-plan” and consumer financing.  For the Item 404(a) of Regulation S-K “related party” disclosure between us, Mitsui, PTL and Penske Corporation, see the “Related Party Transactions” section of our proxy statement filed on March 16, 2017, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Agreement of Purchase and Sale dated as of September 7, 2017 by and among us, GE Capital Truck Leasing Holding LLC, and General Electric Credit Corporation of Tennessee.

10.2 Cooperation Agreement dated as of September 7, 2017 by and among us, Penske Truck Leasing Co., L.P., Penske Truck Leasing Corporation, PTL GP, LLC, General Electric Credit Corporation of Tennessee, GE Capital Truck Leasing Holding LLC and MBK USA Commercial Vehicles, Inc.

10.3 Seventh Amended and Restated Agreement of Limited Partnership of Penske Truck Leasing Co., L.P. dated September 8, 2017 by and among Penske Truck Leasing Corporation, PTL GP, LLC, GE Capital Truck Leasing Holding LLC, General Electric Credit Corporation of Tennessee, MBK USA Commercial Vehicles Inc. and us.

10.4 Letter Amendment to the Amended and Restated Co-obligation Fee, Idemnity and Security Agreement dated March 27, 2015 between General Electric Capital Corporation and us.

10.5 Third Amended and Restated Limited Liability Company Agreement of LJ VP Holdings LLC dated September 7, 2017 by and among Penske Truck Leasing Corporation, GE Capital US Holdings, Inc. and us.

99.1 Press Release.

Exhibit Index

Exhibit No.	Description
10.1	Agreement of Purchase and Sale dated as of September 7, 2017 by and among us, GE Capital Truck Leasing Holding LLC, and General Electric Credit Corporation of Tennessee.
10.2

Cooperation Agreement dated as of September 7, 2017 by and among us, Penske Truck Leasing Co., L.P., Penske Truck Leasing Corporation, PTL GP, LLC, General Electric Credit Corporation of Tennessee, GE Capital Truck Leasing Holding LLC and MBK USA Commercial Vehicles, Inc.

10.3

Seventh Amended and Restated Agreement of Limited Partnership of Penske Truck Leasing Co., L.P. dated September 8, 2017 by and among Penske Truck Leasing Corporation, PTL GP, LLC, GE Capital Truck Leasing Holding LLC, General Electric Credit Corporation of Tennessee, MBK USA Commercial Vehicles Inc. and us.

10.4	Letter Amendment to the Amended and Restated Co-obligation Fee, Indemnity and Security Agreement dated March 17, 2015 between General Electric Capital Corporation and us.
10.5	Third Amended and Restated Limited Liability Company Agreement of LJ VP Holdings LLC dated September 7, 2017 by and among Penske Truck Leasing Corporation, GE Capital US Holdings, Inc. and us.
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

September 7, 2017	By:	/s/ Shane M. Spradlin
Name: Shane M. Spradlin
Title: Executive Vice President